                                                                    Exhibit 2(n)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form N-2 of our report dated February 17, 2004, relating to the financial statements and financial highlights of Cohen & Steers Premium Income Realty Fund, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Independent Registered Public Accounting Firm" in such Registration Statement.




PricewaterhouseCoopers LLP
New York, New York
November 5, 2004